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                                                                    EXHIBIT 10.4

             AMENDMENT NO. 3 TO EXCEL RESELLER SERVICES AGREEMENT

     This is Amendment No. 3 to the above agreement between Frontier Communications Services, Inc ("Frontier") and Excel Telecommunications, Inc. ("Customer") dated February 20, 1995 and effective April 1, 1995, as subsequently amended (the "Agreement").

1. Except as otherwise stated, capitalized terms used herein have the same meaning as set forth in the Agreement.

2. The Agreement is hereby amended to eliminate the Monthly Minimum of 100,000,000 MOU of domestic outbound Switched Services traffic. All references in the Agreement to Monthly Minimum are hereby deleted. All of the rates and discounts applicable to outbound Switched Services shall continue to apply without regard to usage level through October 1, 1996, except rates in the initial States which are subject to change September 1 as provided below. Upon 30 days written notice, Frontier can raise its rates on outbound Switched Services (which does not include 800 PIN and Calling Card) to be effective no earlier than October 1, 1996. In the event Customer has filed ASRs to move the affected traffic prior to October 1, 1996, such price increases shall not be effective unless Customer cancels such ASRs. In addition, Frontier may raise its rates in the Initial States listed in Amendment #2 to this Agreement dated April 27, 1996 ("Amendment #2") if Customer has not submitted ASRs for these states by September 1, 1996, upon 15 days notice.

3. The Agreement is hereby amended to eliminate Customer's obligation of exclusivity with respect to any and all long distance services other than calling card and 800 PIN traffic. Paragraph 7 of Exhibit 3.1 to the Agreement (as amended) is hereby deleted in its entirety.

4. Customer and Excel hereby agree that the term of the Agreement be extended until April 30, 1999 (the "Additional Term"). Such extension shall apply only to Customer's calling card and 800 PIN endusers as of April 30, 1998 (the "1998 Endusers") and any other traffic remaning on the Frontier network after April 30, 1998. Rates in effect as of April 30, 1998 shall remain in effect throughout the Additional Term for 800 PIN and Calling Card services. After April 30, 1998, Customer may put all new endusers on any other network, but may not switch the 1998 Endusers until April 30, 1999 unless a change is requested by any 1998 Enduser. Customer shall not actively promote or market a different platform to the 1998 Endusers during the Additional Term. Notwithstanding any provisions in earlier amendments to this Agreement, the parties hereby agree that Customer shall route all of its calling card and 800 PIN traffic exclusively to the Frontier network through April 30, 1998.

5. The parties hereby reaffirm Paragraph 6 of Amendment #2 to apply to this Amendment No. 3.

6. The balance of the Agreement and any executed amendments thereto not modified by this Amendment remain in full force and effect. The parties agree that signed facsimile copies of this Amendment may serve as originals and are binding on the parties.

7. The parties will make public disclosure of this Amendment No. 3, with a joint press release that is acceptable to both Frontier and Customer.

Frontier Communications Services, Inc.       Excel Telecommunications, Inc.

By: /s/ Anthony J. Cassara                   By: /s/ Kenny A. Troutt
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Title: President Carrier Services            Title: President and CEO
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Printed Name: Anthony J. Cassara             Printed Name: Kenny A. Troutt
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Date: June 17, 1996                          Date: June 17, 1996
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